UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2018 (January 12, 2018)

Oil States International, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-16337	76-0476605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Three Allen Center 333 Clay Street, Suite 4620, Houston, Texas 77002
(Address Principal Executive Offices) (Zip Code)

(713) 652-0582 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Introductory Note

On January 12, 2018, Oil States International, Inc., a Delaware corporation (the “Company”), closed the previously announced acquisition of GEODynamics, Inc., a Delaware corporation (“GEODynamics”), from funds managed by Lime Rock Partners, members of its management team and other investors (the “Acquisition”) for a purchase price consisting of (i) $295 million of cash (net of estimated cash acquired), which the Company funded through borrowings under the Company’s revolving credit facility, (ii) approximately 8.66 million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (having a market value of approximately $295 million as of January 12, 2018), and (iii) an unsecured $25 million promissory note that bears interest at 2.5% per annum and matures on July 12, 2019.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the interpretation and implementation of the Tax Reform Legislation (as defined below), general nature of the energy service industry; and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the subsequently filed Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Item 1.01. Entry into a Material Definitive Agreement.

On the date of and in connection with the closing of the Acquisition, the Company and the GEODynamics B.V., a Netherlands private limited liability company (the “Selling Stockholder”) entered into a Registration Rights Agreement (“Registration Rights Agreement”) pursuant to which, the Company agreed to, among other things, (i) file a Registration Statement on Form S-3 with the Securities and Exchange Commission no later than five business days following the closing of the Acquisition to permit the resale of the Common Stock issued to the Selling Stockholder, (ii) facilitate up to two underwritten offerings for the Selling Stockholder, (iii) facilitate certain block trades for the Selling Stockholder and (iv) provide certain piggyback registration rights to the Selling Stockholder. The foregoing description of the Registration Rights Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Introductory Note regarding the closing of the Acquisition is incorporated by reference into this Item 2.01.

The Company completed the Acquisition pursuant to a Purchase Agreement dated December 12, 2017 (the “Purchase Agreement”) with (i) GD Development Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, (ii) the Selling Stockholder, (iii) LRP IV Luxembourg Holdings S.A.R.L., a Luxembourg limited liability company and LRP V Luxembourg Holdings S.A.R.L., a Luxembourg limited liability company (iv) Oakall Management Limited, LLC, a Texas limited liability company, and GEODynamics Partners LLC, a Delaware limited liability company, and (v) David Sanford Wesson, Robert E. Davis and Johnny Joslin, each a natural Person.

Pursuant to the Purchase Agreement, each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions and limitations. The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

The information set forth in Item 8.01 of this Current Report and the press release dated January 18, 2018 and filed as Exhibit 99.2 to this Current Report is incorporated by reference in this Item 2.02 of this Current Report to the extent such information relates to the Company’s results of operations or financial condition as of or for the year ended December 31, 2017 or any quarterly period included therein.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of the Common Stock pursuant to the Purchase Agreement and the description thereof set forth under Item 1.01 of this Current Report are incorporated by reference in this Item 3.02 of this Current Report. The Common Stock was issued in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The information set forth in Item 1.01 with respect to the Acquisition is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 12, 2018, the Company issued a press release relating to the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 18, 2018, the Company issued a press release relating to the expected impacts on the Company from the Tax Reform Legislation (as defined below). A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

As described above, the Company is required to file a Registration Statement on Form S-3 (the “Resale Shelf”) with the Securities and Exchange Commission pursuant to the Registration Rights Agreement. The Company is providing the following disclosure so that it may be incorporated by reference into the Resale Shelf and the Company’s other filings under the Securities Act.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (“Tax Reform Legislation”) which resulted in significant changes to U.S. tax and related laws, including certain key federal income tax provisions applicable to multinational companies such as the Company.

Given the tax law changes, the Company expects to record incremental non-cash income tax expense related to the U.S. transition tax on its unremitted foreign earnings and to provide reserves against its foreign tax credits which were recorded as assets prior to U.S. tax reform. Additionally, the Company is required to revalue its other U.S. deferred tax assets and liabilities to reflect the lower U.S.corporate income tax rate which has been reduced from 35% to 21%. The Company has estimated that this one-time, non-cash charge associated with U.S. income tax reform will range between $27 million to $30 million of incremental income tax expense which will be recorded in the fourth quarter of 2017.

On a longer term basis, certain aspects of the Tax Reform Legislation are expected to have a positive impact on the Company’s future U.S. income tax expense, including the reduction in the U.S. corporate income tax rate.

The ultimate impact of the Tax Reform Legislation may differ from the Company’s estimates, possibly materially, due to changes in the interpretations and assumptions made by the Company as well as additional regulatory guidance that may be issued and actions the Company may take as a result of the Tax Reform Legislation. The Company will continue to assess the expected impacts of the new tax law and it will include its estimated impacts and additional disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements for GEODynamics as of and for years ended December 31, 2016 and 2015, including the notes thereto, and the independent auditor’s report related thereon, are attached hereto as Exhibit 99.3 and incorporated herein by reference. The unaudited consolidated financial statements for GEODynamics as of and for the nine months ended September 30, 2017 and 2016 and for the three months ended September 30, 2017 are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements for the Company as of September 30, 2017 and for the three months ended September 30, 2017, the nine months ended September 30, 2017 and 2016 and the year ended December 31, 2016, which give effect to the Acquisition, are attached hereto as Exhibit 99.5 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
2.1

Stock Purchase Agreement, dated as of December 12, 2017, by and among GEODynamics B.V., GEODynamics, Inc., the Seller Shareholders, GD Development Corporation and Oil States International, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on December 13, 2017 (File No. 001-16337)).

4.1	Registration Rights Agreement, dated as of January 12, 2018, between Oil States International, Inc., and GEODynamics B.V.

23.1	Consent of Weaver & Tidwell L.L.P.

99.1	Press Release dated January 12, 2018, issued by Oil States International, Inc.

99.2	Press Release dated January 18, 2018, issued by Oil States International, Inc.

99.3	Audited consolidated financial statements of GEODynamics, Inc. as of and for the years ended December 31, 2016 and 2015.

99.4	Unaudited consolidated financial statements of GEODynamics, Inc. as of and for the nine months ended September 30, 2017 and 2016 and for the three months ended September 30, 2017.

99.5

Unaudited pro forma condensed combined financial statements of Oil States International, Inc. as of and for the three months ended September 30, 2017, the nine months ended September 30, 2017 and 2016, and the year ended December 31, 2016, together with the notes thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.

Date: January 19, 2018	By:	/s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer and Treasurer

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